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                                                                    EXHIBIT 23.2

We hereby consent to the use of our opinion dated June 9, 1997 as an exhibit to the Registration Statement on Form S-4 relating to the merger of Nutrient Acquisition Corp. ("Merger Sub") with and into Amrion, Inc. ("Amrion") and, upon consummation of the Merger, Amrion to become a wholly-owned subsidiary of Whole Foods, and as an Annex to the Joint Proxy Statement/Prospectus contained in such Registration Statement, and to the references to our firm name under the caption "Summary", "The Merger - Background of the Merger", "WFM's Reasons for the Merger", and "Opinions of WFM's Financial Advisors" in such Proxy Statement/Prospectus.

In giving such consent, we do not thereby admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,


                                 ROBERTSON, STEPHENS & COMPANY LLC

                                 /s/ Robertson, Stephens & Company

                                 By: Robertson, Stephens & Company Group, L.L.C.